Exhibit 99.2

iAnthus Announces Results of Annual General Meeting of Shareholders

NEW YORK, NY and TORONTO, ON – August 12, 2022 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, is pleased to report the results for the Annual General Meeting of Shareholders of iAnthus held on Thursday, August 11, 2022 at 10:00 a.m. (Eastern Time).

All matters put forward before the iAnthus shareholders (the “Shareholders”) for consideration and approval as set out in the Proxy Statement dated July 5, 2022 were approved by the Shareholders. Specifically, the Shareholders: (i) approved a resolution to set the number of directors of the Company at six (6); (ii) approved the election of Scott Cohen, Michelle Mathews-Spradlin, Kenneth W. Gilbert, Alexander Shoghi, Marco D’Attanasio and Zachary Arrick as directors of the Company; and (iii) approved the appointment of Marcum LLP as auditors of the Company.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission have reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Media/Investors:

Julius Kalcevich, CFO

iAnthus Capital Holdings, Inc.

1-646-518-9411

investors@ianthuscapital.com